Exhibit 99.2

Office 606, Level 6, Tower 1 Al Fattan Currency House Dubai International Financial Centre, PO Box 506646 Dubai, United Arab Emirates

November 20, 2019

International General Insurance Holdings Company (“IGI”) Trading Statement for the three months ended September 30, 2019

•	Gross Premiums Written increased by 16% to $74 million (2018: $64 million)
•	Premium rates on renewal business increased by 10.6%
•	IGI remains strongly capitalized to take advantage of current market conditions through the January renewal season

“The global insurance market is in a better position than we have seen for a long time. The broader insurance landscape has seen better market conditions and significantly improved rates across various lines of business.” said Wasef Jabsheh, Founder, Vice Chairman and CEO of IGI. “We have laid the foundation for long-term sustainable and profitable growth and now there is a good opportunity to deploy additional capital profitably.”

Rates across our various specialty classes of business are moving in the right direction, while market discipline continues to improve. Premium rates on renewal business are up approximately 10.6% across the IGI portfolio, with the most significant increases in the London marketplace in Specialty and Casualty lines including Directors & Officers, Professional Indemnity, Financial Institutions and Aviation. As rate momentum across our portfolio continues to build, we look forward to completing our NASDAQ public market listing in the first quarter of 2020 with Tiberius (NASDAQ: TIBR). This will add approximately $120 million(1) of equity to IGI’s balance sheet, which will allow the deployment of more capital to take advantage of these attractive worldwide market conditions.

IGI’s primary focus has always been disciplined underwriting and careful business selection with an emphasis on in-depth risk assessment of the underlying exposure.  Given current market conditions, this will continue to enable IGI to achieve lower-volatility total value creation (tangible book value growth per share plus dividends) via reinsurance purchases that are designed to enhance risk-adjusted returns whilst using treaty reinsurance to protect capital.

Unfortunately, we have had several recent catastrophic events including hurricane Dorian and Typhoon Faxai which have caused devastation to communities in both the Atlantic and Pacific.  One of the responsibilities of specialty (re)insurers is to help these communities get back on their feet quickly. Proactive and speedy claims settlement is a hallmark of our company and IGI is reserving approximately $2 million on a gross and net basis for company-wide catastrophe claims in the third quarter.

Finally, IGI’s investment portfolio has not been repositioned from the half year and retains its significant cash position as the yield environment worsened in the quarter. We will continue to opportunistically move cash into highly-rated short-term fixed income securities to generate additional revenue without a meaningful change in our conservative financial positioning.

(1) Calculated assuming $10.45 price per Tiberius share and no redemption of shares.

About IGI:
IGI is a leading international specialist commercial insurer and reinsurer, underwriting a diverse portfolio of specialty lines. Established in 2001, IGI is an entrepreneurial business with a worldwide portfolio of energy, property, construction & engineering, ports & terminals, financial institutions, casualty, legal expenses, directors & officers, general aviation, professional indemnity, marine liability, political violence, forestry and reinsurance treaty business.

Registered in the Dubai International Financial Centre with operations in Bermuda, London, Amman, Labuan and Casablanca, IGI always aims to deliver outstanding levels of service to clients and brokers. S&P Global Ratings confirmed IGI’s financial strength rating to “A-“, with a Stable Outlook. AM Best upgraded the company to “A” (Excellent), with a Stable Outlook, stating “the upgrade reflects IGI’s resilient operating results, which have been driven by robust underwriting performance over the longer term”. For more information about IGI, please visit www.iginsure.com.

About Tiberius:
Tiberius is a blank check company with over $200 million of capital in trust (subject to redemption rights of Tiberius’s public stockholders) and forward purchase commitments and is led by Michael Gray and Andrew Poole. Tiberius was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more target businesses in the insurance sector. The executives and Board of Directors of Tiberius have greater than 140 years of public company operational, regulatory and insurance public company leadership. For more information about Tiberius, please visit www.tiberiusco.com.

Important About the Proposed Transaction and Where to Find It:
In connection with the proposed transaction, IGI Holdings intends to file a registration statement on Form F-4 (the “F-4”) with the Securities and Exchange Commission (the “SEC”) which will include a prospectus with respect to IGI Holding’s securities to be issued in connection with the proposed business combination and Tiberius intends to file a proxy statement with respect to Tiberius’s stockholder meeting at which Tiberius’s stockholders will be asked to vote on the proposed transaction. Tiberius’s stockholders and other interested persons are advised to read, when available, the F-4 and the amendments thereto and other information filed with the SEC in connection with the proposed transaction, as these materials will contain important information about IGI, IGI Holdings, Tiberius, and the proposed transaction. When available, the proxy statement and other relevant materials for the proposed transaction will be mailed to stockholders of Tiberius as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the F-4 and other documents filed with the SEC, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Tiberius Acquisition Corporation, 3601 N Interstate 10 Service Rd W, Metairie, LA 70002.

Participants in the Solicitation:
Tiberius, IGI, IGI Holdings, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from Tiberius’s stockholders with respect to the proposed transaction. A list of the names of Tiberius’s directors and executive officers and a description of their interests in Tiberius is contained in Tiberius’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Tiberius Acquisition Corporation, 3601 N Interstate 10 Service Rd W, Metairie, LA 70002, Attention: Bryce Quin. Additional information regarding the interests of such participants will be contained in the F-4.

IGI, IGI Holdings and certain of their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Tiberius in connection with the proposed transaction. A list of the names of such directors and executive officers will be included in the F-4 when available.

No Offer or Solicitation:
This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of Tiberius, IGI and IGI Holdings may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance, projected financial information including projected IGI data for 2019 (which has not been audited or reviewed by auditors), statements regarding the anticipated financial impact of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, including without limitation receipt of all required regulatory approvals, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of Tiberius, IGI, or IGI Holdings and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the business combination agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Tiberius or other conditions to closing in the business combination agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on Nasdaq in connection with or following the closing of the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the potential inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the demand for IGI’s and the combined company’s services together with the possibility that IGI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Tiberius’s other filings with the SEC. The foregoing list of factors is not exclusive. In addition, the financial projections included herein are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them and are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Tiberius and IGI. There can be no assurance that IGI’s financial condition or results of operations will be consistent with those set forth in such financial projections. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Tiberius, IGI, and IGI Holdings do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Tiberius Acquisition Investor Contact:
Andrew Poole
Chief Investment Officer
+1.504.754.6671
apoole@tiberiusco.com

International General Insurance Media Contact:
Sarah Hills
(Rein4ce for IGI)
+ 44 (0)7718 882011
Sarah.Hills@rein4ce.co.uk